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                                                                   EXHIBIT 12.01


                   SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN MILLIONS, EXCEPT RATIO)

                                                 Nine months ended
                                                    September 30,
                                                 -----------------
                                                   1997      1996
                                                  ------    ------
Earnings before income taxes                      $1,294    $1,081
                                                  ------    ------

Interest expense                                   1,422     1,095

Portion of rentals deemed to be interest              42        44
                                                  ------    ------

  Total fixed charges                              1,464     1,139
                                                  ------    ------

Earnings before income taxes and fixed charges    $2,758    $2,220
                                                  ======    ======

Ratio of earnings to fixed charges                 1.88x     1.95x
                                                  ======    ======